Crescent Capital BDC, Inc. Reports June 30, 2023 Financial Results;

Declares a Third Quarter 2023 Regular Dividend of $0.41 per Share and
Announces Inaugural Quarterly Supplemental Dividend

LOS ANGELES, August 9, 2023 — Crescent Capital BDC, Inc. (“Crescent BDC” or “Company”) (NASDAQ: CCAP) today reported net investment income of $20.6 million, or $0.56 per share, for the quarter ended June 30, 2023. Reported net asset value per share was $19.58 at June 30, 2023.

The Company announced that its Board of Directors (the “Board”) declared a regular cash dividend for the third quarter of 2023 of $0.41 per share, which will be paid on October 16, 2023 to stockholders of record as of the close of business on September 29, 2023. Additionally, the Board declared a supplemental cash dividend of $0.08 per share which will be paid on September 15, 2023 to stockholders of record as of August 31, 2023. Going forward, in addition to a quarterly base dividend of $0.41 per share, the Company’s Board expects to also declare, when applicable, a formula-based quarterly supplemental dividend in an amount to be determined each quarter.

Selected Financial Highlights

($ in millions, except per share amounts)

	As of and for the three months ended
	June 30, 2023	March 31, 2023	June 30, 2022
Investments, at fair value	$1,581.1	$1,566.0	$1,285.3
Total assets	$1,624.6	$1,631.1	$1,323.0
Total net assets	$725.8	$718.4	$639.2
Net asset value per share	$19.58	$19.38	$20.69

Investment income	$46.7	$39.3	$26.7
Net investment income	$20.6	$17.5	$15.5
Net realized gains (losses), net of taxes	$(6.6)	$0.5	$(1.8)
Net change in unrealized gains (losses), net of taxes	$8.6	$(10.2)	$(14.6)
Net increase (decrease) in net assets resulting from operations	$22.6	$7.8	$(0.9)

Net investment income per share	$0.56	$0.54	$0.50
Net realized gains (losses) per share, net of taxes	$(0.18)	$0.01	$(0.06)
Net change in unrealized gains (losses) per share, net of taxes	$0.23	$(0.31)	$(0.47)
Net increase (decrease) in net assets resulting from operations per share	$0.61	$0.24	$(0.03)
Regular distributions paid per share	$0.41	$0.41	$0.41
Special distributions paid per share	-	-	$0.05

Non-GAAP Financial Measures[1]:
Adjusted net investment income	$20.6	$17.5	$12.7
Adjusted net investment income per share	$0.56	$0.54	$0.41

Weighted average yield on income producing securities (at cost)[2]	11.7%	11.4%	8.3%
Percentage of debt investments at floating rates	98.6%	98.6%	98.7%

Portfolio & Investment Activity

As of June 30, 2023 and December 31, 2022, the Company had investments in 187 and 129 portfolio companies with an aggregate fair value of $1,581.1 and $1,263.0 million, respectively. The portfolio at fair value was comprised of the following asset types:

Portfolio Asset Types:
	As of
$ in millions	June 30, 2023		December 31, 2022
Investment Type	Fair Value	Percentage	Fair Value	Percentage
Senior secured first lien	$445.5	28.1%	$301.0	23.8%
Unitranche first lien[3]	955.0	60.4	824.1	65.2
Unitranche first lien - last out[3]	14.3	0.9	13.8	1.1
Senior secured second lien	57.2	3.6	60.9	4.8
Unsecured debt	5.6	0.4	4.5	0.4
Equity & other	48.9	3.1	44.9	3.6
LLC/LP equity interests	54.6	3.5	13.8	1.1
Total investments	$1,581.1	100.0%	$1,263.0	100.0%

For the quarter ended June 30, 2023, the Company invested $38.1 million across two new portfolio companies and several follow-on revolver and delayed draw fundings. For this period, the Company had $27.6 million in aggregate exits, sales and repayments.

For the quarter ended March 31, 2023, the Company acquired $335.0 million of investments at cost across 63 new portfolio companies in connection with its acquisition of First Eagle Alternative Capital BDC, Inc. ("FCRD"). Additionally, the Company invested $29.0 million across three existing portfolio companies and several follow-on revolver and delayed draw fundings. For this period, the Company had $54.4 million in aggregate exits, sales and repayments.

Results of Operations

For the three months ended June 30, 2023 and 2022, investment income totaled $46.7 million and $26.7 million, respectively. Interest income, which includes amortization of upfront fees, increased from $24.4 million for the three months ended June 30, 2022 to $43.1 million for the three months ended June 30, 2023. The increase was driven by a rise in benchmark rates, the Company’s acquisition of FCRD, which closed in March 2023, and organic growth in the Company’s income producing portfolio. Included in interest from investments for the three months ended June 30, 2023 and 2022 are $0.1 million and $0.3 million of accelerated accretion of OID related to paydown activity, respectively.

Dividend income increased from $2.1 million for the three months ended June 30, 2022 to $3.4 million for the three months ended June 30, 2023 due to higher dividend distributions from the Company’s portfolio companies. Other income, which includes consent, waiver, amendment, agency, underwriting and arranger fees, was $0.2 million for the three months ended June 30, 2023 and 2022, respectively.

For the three months ended June 30, 2023 and 2022, total net expenses, including income and excise taxes, totaled $26.1 million and $11.2 million, respectively. The increase was primarily driven by interest and other debt financing costs, which increased from $6.6 million for the three months ended June 30, 2022 to $15.3 million for the three months ended June 30, 2023 due to higher weighted average debt outstanding and a higher weighted average cost of debt related to a rise in benchmark rates.

Liquidity and Capital Resources

As of June 30, 2023, the Company had $21.5 million in cash and cash equivalents and restricted cash and $314.5 million of undrawn capacity on its credit facilities, subject to borrowing base and other limitations. The weighted average interest rate on the Company’s debt outstanding as of June 30, 2023 was 6.73%.

The Company’s debt to equity ratio was 1.19x as of June 30, 2023.

Conference Call

The Company will host a webcast/conference call on Thursday, August 10, 2023 at 12:00 p.m. (Eastern Time) to discuss its financial results for the quarter ended June 30, 2023. Please visit Crescent BDC’s webcast link located on the Events & Presentations page of the Investor Relations section of Crescent BDC’s website for a slide presentation that complements the earnings conference call.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Events & Presentations page of the Investor Resources section of Crescent BDC’s website at www.crescentbdc.com. Please visit the website to test your connection before the webcast. Participants are also invited to access the conference call by dialing the following number:

Toll Free: (888) 259-6580

Conference ID: 90261204

All callers will need to enter the Conference ID followed by the # sign and reference “Crescent BDC” once connected with the operator. An archived replay will be available via a webcast link located on the Investor Relations section of Crescent BDC's website.

Endnotes

Note: Numbers may not sum due to rounding.

1)
On a supplemental basis, the Company is disclosing adjusted net investment income and adjusted net investment income per share, each of which is a financial measure that is calculated and presented on a basis of methodology other than in accordance with U.S. GAAP (“non-GAAP”). Adjusted net investment income represents net investment income, excluding capital gains incentive fees. We use this non-GAAP financial measure internally to analyze and evaluate financial results and performance and believe that this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends without giving effect to capital gains incentive fees. The Company’s investment advisory agreement provides that a capital gains-based incentive fee is determined and paid annually with respect to realized capital gains (but not unrealized capital appreciation) to the extent such realized capital gains exceed realized capital losses and unrealized capital depreciation on a cumulative basis. We believe that adjusted net investment income is a useful performance measure because it reflects the net investment income produced on the Company’s investments during a period without giving effect to any changes in the value of such investments and any related capital gains incentive fees between periods. The presentation of adjusted net investment income is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation. The following table provides an unaudited reconciliation of net investment income (the most comparable U.S. GAAP measure) to adjusted net investment income for the periods presented:

	For the three months ended
	June 30, 2023		March 31, 2023		June 30, 2022
$ in millions, except per share data	Amount	Per Share	Amount	Per Share	Amount	Per Share
GAAP net investment income	$20.6	$0.56	$17.5	$0.54	$15.5	$0.50
Capital gains based incentive fee	-	-	-	-	(2.8)	(0.09)
Adjusted net investment income	$20.6	$0.56	$17.5	$0.54	$12.7	$0.41

2)
Yield excludes investments on non-accrual status.
3)
Unitranche loans are first lien loans that may extend deeper in a company’s capital structure than traditional first lien debt and may provide for a waterfall of cash flow priority among different lenders in the unitranche loan. In certain instances, the Company may find another lender to provide the “first out” portion of such loan and retain the “last out” portion of such loan, in which case, the “first out” portion of the loan would generally receive priority with respect to payment of principal, interest and any other amounts due thereunder over the “last out” portion that the Company would continue to hold. In exchange for the greater risk of loss, the “last out” portion earns a higher interest rate.

Crescent Capital BDC, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands except share and per share data)

	As of June 30, 2023 (Unaudited)	As of December 31, 2022
Assets
Investments, at fair value
Non-controlled non-affiliated (cost of $1,483,590 and $1,235,778, respectively)	$1,461,735	$1,208,501
Non-controlled affiliated (cost of $57,257 and $42,040, respectively)	58,836	43,080
Controlled (cost of $68,792 and $13,638, respectively)	60,559	11,375
Cash and cash equivalents	7,535	6,397
Restricted cash and cash equivalents	13,927	10,670
Interest and dividend receivable	11,766	9,945
Unrealized appreciation on foreign currency forward contracts	7,069	8,154
Deferred tax assets	1,324	91
Receivable for investments sold	-	5
Other assets	1,872	4,660
Total assets	$1,624,623	$1,302,878

Liabilities
Debt (net of deferred financing costs of $7,974 and $5,380)	$859,167	$654,456
Distributions payable	15,195	12,664
Interest and other debt financing costs payable	9,393	8,471
Management fees payable	4,960	4,056
Incentive fees payable	4,278	3,112
Deferred tax liabilities	2,134	899
Payable for investment purchased	-	514
Directors’ fees payable	146	151
Unrealized depreciation on foreign currency forward contracts	310	157
Accrued expenses and other liabilities	3,235	5,857
Total liabilities	$898,818	$690,337

Net assets
Preferred stock, par value $0.001 per share (10,000 shares authorized, zero outstanding, respectively)	$-	$-
Common stock, par value $0.001 per share (200,000,000 shares authorized, 37,061,547 and 30,887,360 shares issued and outstanding, respectively)	37	31
Paid-in capital in excess of par value	788,299	675,008
Accumulated earnings (loss)	(62,531)	(62,498)
Total net assets	$725,805	$612,541
Total liabilities and net assets	$1,624,623	$1,302,878
Net asset value per share	$19.58	$19.83

Crescent Capital BDC, Inc.

Consolidated Statements of Operations

(in thousands except share and per share data)

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2023	2022	2023	2022
Investment Income:
From non-controlled non-affiliated investments:
Interest income	$41,255	$23,492	$75,501	$44,443
Paid-in-kind interest	650	374	1,268	689
Dividend income	75	6	79	14
Other income	181	172	228	261
From non-controlled affiliated investments:
Interest income	740	271	1,352	619
Paid-in-kind interest	186	—	235	2,039
Dividend income	551	997	1,179	3,271
Other income	149	—	149	—
From controlled investments:
Interest income	154	184	320	366
Paid-in-kind interest	—	178	192	352
Dividend income	2,800	1,100.00	5,520	1,100
Total investment income	46,741	26,774	86,023	53,154

Expenses:
Interest and other debt financing costs	15,273	6,571	27,642	12,042
Management fees	5,010	4,073	9,468	8,090
Income based incentive fees	4,349	2,604	8,041	5,322
Capital gains based incentive fees	—	(2,870)	—	(2,149)
Professional fees	427	256	737	708
Directors’ fees	138	113	306	230
Other general and administrative expenses	753	677	1,478	1,370
Total expenses	25,950	11,424	47,672	25,613
Management fees waiver	(50)	(57)	(96)	(113)
Income based incentive fees waiver	(71)	(385)	(159)	(430)
Net expenses	25,829	10,982	47,417	25,070
Net investment income before taxes	20,912	15,792	38,606	28,084
(Benefit) provision for income and excise taxes	340	259	541	414
Net investment income	20,572	15,533	38,065	27,670
Net realized and unrealized gains (losses) on investments:
Net realized gain (loss) on:
Non-controlled non-affiliated investments	(6,494)	—	(6,243)	1,306
Non-controlled affiliated investments	—	—	—	7,113
Controlled investments	—	(1,681)	—	(1,681)
Foreign currency transactions	(58)	(85)	(58)	68
Foreign currency forward contracts	—	—	—	24
Net change in unrealized appreciation (depreciation) on:
Non-controlled non-affiliated investments and foreign currency translation	10,010	(17,887)	4,456	(18,740)
Non-controlled affiliated investments	174	(1,463)	539	(4,540)
Controlled investments	(1,641)	(775)	(5,970)	(1,443)
Foreign currency forward contracts	(578)	5,492	(1,239)	5,587
Net realized and unrealized gains (losses) on investments	1,413	(16,399)	(8,515)	(12,306)
Benefit (provision) for taxes on realized gain on investments	-	-	252	(217)
Benefit (provision) for taxes on unrealized appreciation (depreciation) on investments	595	(24)	555	172
Net increase (decrease) in net assets resulting from operations	$22,580	$(890)	$30,357	$15,319

Per common share data:
Net increase (decrease) in net assets resulting from operations per share (basic and diluted):	$0.61	$(0.03)	$0.87	$0.50
Net investment income per share (basic and diluted):	$0.56	$0.50	$1.09	$0.90
Weighted average shares outstanding (basic and diluted):	37,061,547	30,887,360	34,776,074	30,887,360

About Crescent BDC

Crescent BDC is a business development company that seeks to maximize the total return of its stockholders in the form of current income and capital appreciation by providing capital solutions to middle market companies with sound business fundamentals and strong growth prospects. Crescent BDC utilizes the extensive experience, origination capabilities and disciplined investment process of Crescent. Crescent BDC is externally managed by Crescent Cap Advisors, LLC, a subsidiary of Crescent. Crescent BDC has elected to be regulated as a business development company under the Investment Company Act of 1940. For more information about Crescent BDC, visit www.crescentbdc.com. However, the contents of such website are not and should not be deemed to be incorporated by reference herein.

About Crescent Capital Group

Crescent is a global credit investment manager with over $40 billion of assets under management. For over 30 years, the firm has focused on below investment grade credit through strategies that invest in marketable and privately originated debt securities including senior bank loans, high yield bonds, as well as private senior, unitranche and junior debt securities. Crescent is headquartered in Los Angeles with offices in New York, Boston, Chicago and London with more than 200 employees globally. Crescent is a part of SLC Management, the institutional alternatives and traditional asset management business of Sun Life. For more information about Crescent, visit www.crescentcap.com. However, the contents of such website are not and should not be deemed to be incorporated by reference herein.

Contact:

Dan McMahon

daniel.mcmahon@crescentcap.com

212-364-0149

Forward-Looking Statements

This press release, and other statements that Crescent BDC may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Crescent BDC’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

Crescent BDC cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which may change over time. Forward-looking statements speak only as of the date they are made, and Crescent BDC assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Crescent BDC’s SEC reports and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) our future operating results; (2) our business prospects and the prospects of our portfolio companies; (3) the impact of investments that we expect to make; (4) our contractual arrangements and relationships with third parties; (5) the dependence of our future success on the general economy and its impact on the industries in which we invest; (6) the financial condition of and ability of our current and prospective portfolio companies to achieve their objectives; (7) our expected financings and investments; (8) the adequacy of our cash resources and working capital, including our ability to obtain continued financing on favorable terms; (9) the timing of cash flows, if any, from the operations of our portfolio companies; (10) the impact of increased competition; (11) the ability of our investment adviser to locate suitable investments for us and to monitor and administer our investments; (12) potential conflicts of interest in the allocation of opportunities between us and other investment funds managed by our investment adviser or its affiliates; (13) the ability of our investment adviser to attract and retain highly talented professionals; (14) changes in law and policy accompanying the new administration and uncertainty pending any such changes; (15) increased geopolitical unrest, terrorist attacks or acts of war, which may adversely affect the general economy, domestic and local financial and capital markets, or the specific industries of our portfolio companies; (16) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets; (17) the unfavorable resolution of legal proceedings; and (18) the impact of changes to tax legislation and, generally, our tax position.

Crescent BDC’s Annual Report on Form 10-K for the year ended December 31, 2022 and quarterly report on Form 10-Q for the quarter ended June 30, 2023, each filed with the SEC, identify additional factors that can affect forward-looking statements.

Other Information

The information in this press release is summary information only and should be read in conjunction with Crescent BDC’s annual report on Form 10-K for the year ended December 31, 2022, which Crescent BDC filed with the U.S. Securities and Exchange Commission (the SEC) on February 22, 2023, Crescent BDC’s quarterly report on Form 10-Q for the quarter ended June 30, 2023, which Crescent BDC filed with the SEC on August 9, 2023 s on Form 10-Q as well as Crescent BDC’s other reports filed with the SEC. A copy of Crescent BDC’s annual report on Form 10-K for the year ended December 31, 2022, Crescent BDC’s quarterly reports on Form 10-Q and Crescent BDC’s other reports filed with the SEC can be found on Crescent BDC’s website at www.crescentbdc.com and the SEC’s website at www.sec.gov.